Exhibit 99.1
Financial Information

BeiGene, Ltd. (the “Company”) previously submitted a listing application for a proposed public offering of the Company’s ordinary shares and initial listing of such shares on the Science and Technology Innovation Board (the “STAR Market”) of the Shanghai Stock Exchange (the “STAR Offering”), which was prepared in accordance with the listing rules of the STAR Market and the applicable securities laws and regulations of the PRC (the “PRC Securities Laws”). On July 28, 2021, the Company filed a registration application for the STAR Offering with the China Securities Regulatory Commission, including an updated prospectus (the “Prospectus”). The Prospectus is available to the public in Chinese language only on the website maintained by the Shanghai Stock Exchange at www.sse.com.cn.

As required by the PRC Securities Laws, the Prospectus contains historical financial information of the Company that was prepared in accordance with the China Accounting Standards for Business Enterprises – Basic Standard (“CAS”) and other applicable PRC accounting rules, guidance and interpretations, including but not limited to the China Securities Regulatory Commission's Compilation Rule for Information Disclosure by Companies Offering Securities to the Public No. 15 – General Rules for Financial Statement (2014 revised), and Compilation Rule for Information Disclosure by Companies Offering Securities to the Public No. 24-Special Provisions on Information Disclosure in Financial Statements of Pilot Innovative Red-chip Companies on the Sci-Tech Innovation Board (together with CAS, “PRC GAAP”) for the years ended December 31, 2018, 2019 and 2020, certain historical financial results for the three months ended March 31, 2021 and a preliminary range of financial results for the six months ended June 30, 2021 (the “Range of Financial Results”). The key differences between such financial information prepared in accordance with PRC GAAP and those prepared in accordance with the accounting principles generally accepted in the United States (“U.S. GAAP”), which was previously filed with the U.S. Securities and Exchange Commission (the “SEC”), were summarized in the Company’s Current Report on Form 8-K filed with the SEC on June 30, 2021.

Research and Development Expenses Allocated by Key Products and Other R&D Projects

As required by the PRC Securities Laws, the Prospectus contains financial information regarding the research and development (“R&D”) expenses allocated by key products and other R&D projects, which was prepared in accordance with PRC GAAP. The corresponding financial information prepared in accordance with U.S. GAAP is presented below. Amounts reported herein are stated in thousands of U.S. dollars.

Pipeline Products/ Projects	Year Ended December 31, 2020	Year Ended December 31, 2019	Year Ended December 31, 2018	Total	Implementation
Zanubrutinib	155,099	171,112	119,362	445,573	Clinical stage
Tislelizumab	232,369	191,992	127,129	551,490	Clinical stage
Pamiparib	28,156	41,938	38,325	108,419	Clinical stage
Other R&D projects	86,775	84,781	61,960	233,516	Clinical / preclinical stage
R&D collaboration projects	226,505	50,000	89,000	365,505	N/A
Subtotal of external R&D expenses	728,904	539,823	435,776	1,704,503
Subtotal of internal R&D expenses	565,973	387,515	243,229	1,196,717
Total	1,294,877	927,338	679,005	2,901,220

Range of Financial Results for the six months ended June 30, 2021

As required by the PRC Securities Laws, the Prospectus contains Range of Financial Results for the six months ended June 30, 2021, which was prepared in accordance with PRC GAAP. The corresponding financial information prepared in accordance with U.S. GAAP is presented below. For the six months ended June 30, 2021, the total revenue is estimated to be between $700,000,000 and $800,000,000, and the net loss attributable to the Company is estimated to be between $345,000,000 and $455,000,000. The Range of Financial Results is based on the Company’s preliminary calculation. The Company’s independent registered public accountants have not audited, reviewed or performed any procedures with respect to the Range of Financial Results and accordingly do not express an opinion or any other form of assurance with respect thereto. The amount could change as a result of further review.